[LOGO]

                            MASTER SERVICES AGREEMENT

THIS MASTER SERVICES AGREEMENT ("Master Agreement") is made and entered into as of this 9th day of February, 2000 ("Effective Date") by and between QWEST COMMUNICATIONS CORPORATION, a Delaware corporation or its Affiliates (as defined herein) (collectively referred to as "Qwest"), having a principal place of business at 555 Seventeenth Street, Denver, Colorado 80202 ("Qwest"), and JATO COMMUNICATIONS CORP., a Delaware corporation ("Jato"), having a principal place of business at 1099 18th Street, Suite 2200, Denver,
Colorado 80202.   (Qwest and Jato are collectively referred to herein as the
"Parties", or individually as a "Party").

WHEREAS, Jato desires to purchase from Qwest, and Qwest desires to sell to Jato, on a preferred provider basis, certain wholesale telecommunications, Internet and data services (collectively, the "Qwest Services").

WHEREAS, Qwest desires to purchase from Jato, and Jato desires to sell to Qwest, on a preferred provider basis, digital subscriber line ("DSL") services (collectively, the "Jato Services").

WHEREAS, Qwest desires to purchase an equity interest in Jato.

NOW THEREFORE, the Parties agree as follows:

1.  DEFINITIONS.

(1) Backbone Transport - "Backbone Transport" shall collectively refer to Qwest's asynchronous transfer mode ("ATM") and DS-3 and OC-n leased private line services.
(2) DSL Services - "DSL Services" shall mean those digital subscriber line services furnished by a Party.
(3) Frame Relay Services - "Frame Relay Services" shall refer to Qwest's frame relay services.
(4) IP Services - "IP Services" shall collectively refer to dedicated Internet access ("DIA") services, web hosting services, and virtual private network ("VPN") services (including, without limitation, network, customer premises equipment ("CPE"), dial and DSL).
(5) Metro Backhaul - "Metro Backhaul" shall mean local services utilized to provide connectivity from Jato's central offices where Jato's DSL equipment is located to Jato switching centers in cities where Qwest's backbone service areas overlap.
(6) Qwest Agreements - "Qwest Agreements" shall collectively refer to the Wholesale Agreement (as defined in Section 2.1(1)) and the IP Agreement (as defined in Section 2.1(2)).

2.  MASTER AGREEMENT; SERVICES.

2.1 MASTER AGREEMENT. The parties shall concurrently with the execution of this Master Agreement enter into the following ancillary agreements: (i) the stock purchase agreement and related documents (the "Equity Agreements"); and
(ii) the following agreements (each, a "Service Agreement," and collectively referred to as the "Services Agreements"). The parties agree that the terms and conditions of this Master Services Agreement will be incorporated into the Services Agreements in full by this reference:

(1) Qwest Wholesale Services Agreement (the "Wholesale Agreement") for the provision of Backbone Transport and Frame Relay Services by Qwest;
(2) Qwest Web Master Internet Services Agreement (the "IP Agreement") for the provision of IP Services (other ancillary professional services furnished by Qwest that are related to the IP Services will be handled in a separate professional services agreement, to be negotiated in good faith by the Parties); and
(3) Jato Services Agreement (the "Jato Agreement") for the provision of DSL Services to Qwest by Jato.

DJS/Jato                          Page 1 of 6                          02/09/00
                               QWEST CONFIDENTIAL

The Parties acknowledge and agree that certain Services Agreements may not be finalized and executed by the Parties on or before the Effective Date. Accordingly, the Parties agree to negotiate in good faith and execute those Services Agreements that have not been executed as of the Effective Date. If the Parties are unable, after good faith negotiations, to execute any Service Agreement, the Parties agree: (i) that such failure shall not constitute a default under this Master Agreement, and (ii) that the amount of Jato's Usage Commitment and Prepayment Amount shall be reduced pro rata by the amount of the Qwest Agreements which the Parties were unable to execute.

2.2 QWEST DSL SERVICES. Qwest anticipates that it will be able to provide Jato with wholesale DSL Services by Q4 2000, although Qwest's inability to provide Jato DSL Services by such date shall not constitute a breach of this Master Agreement or any Service Agreement. If Qwest is able to furnish Jato with wholesale DSL Services, Qwest shall so notify Jato and the Parties will negotiate in good faith a mutually agreeable amendment to the Wholesale Agreement (the "DSL Amendment"). The DSL Amendment will confer upon Qwest "preferred provider" status (as described herein) for those DSL Services which Jato orders outside of its then-current service region, which the Parties will mutually identify. Each DSL facility which Jato orders under the DSL Amendment will have a minimum facility term of at least one (1) year. Jato will use reasonable efforts, but does not guarantee, to supply Qwest with a minimum of at least fifteen thousand (15,000) business-class DSL subscribers during the Initial Term. Jato acknowledges and agrees that it must meet its revenue commitment for "Allotment" DSL Services by the appropriate milestones as provided in Section 4. In designating Qwest as its "preferred provider" of DSL Services, Qwest will be Jato's first choice as a DSL Service provider in the cities and central offices identified in the DSL Amendment (that are identified as Qwest facility-based DSL networks and which do not overlap with Jato's then-existing facilities-based DSL services).
Jato may award business to other providers if, after Qwest's "first right to satisfy any order," Qwest is unable to meet Jato's end user service requirements or service delivery schedules.

2.3 JATO DSL SERVICES. In the Jato Agreement, Qwest will designate Jato as a Qwest "preferred provider" of DSL services during the Initial Term as the "last mile" access connection to Qwest's data communication networks to be identified by the Parties. In designating Jato its "preferred provider" of DSL services, Jato will be Qwest's first choice as a DSL service provider in the cities and central offices identified in the Jato Agreement, that do not overlap with Qwest's DSL providers' existing as of the date of execution of the Master Agreement and existing DSL footprint, and which do not overlap areas where Qwest has deployed or plans to deploy its own facilities-based DSL services. Qwest may award business to other providers if, after a right of first refusal, Jato is unable to meet end customer service requirements or service delivery schedules. Qwest shall make reasonable efforts to supply Jato with a minimum of seventy five thousand (75,000) business-class DSL subscribers during the Initial Term. The subscriber commitment in the previous sentence *** a "take or pay" arrangement. Qwest will purchase each circuit on a one (1) year term commitment. A specific requirement of pricing is that Jato will always *** wholesale ILEC pricing for comparable services.

2.4 METRO BACKHAUL. The Parties agree to negotiate in good faith and execute an agreement for Metro Backhaul Services within and outside the US West, Inc. ("US West") territories. The Parties acknowledge and agree that Qwest's ability to provide Metro Backhaul to Jato within the US West territories is contingent upon the consummation of Qwest's proposed merger with US West, which is subject to certain legal and regulatory approvals and restrictions (the "US West Merger"). Jato acknowledges and agrees that Qwest's current inability to provide Metro backhaul to Jato shall not constitute a breach of this Master Agreement or any Qwest Agreement. In the event the US West Merger is consummated and Qwest, as a result of such merger, is reasonably able to provide Metro backhaul in the US West territory to Jato, Qwest shall so notify Jato and the Parties will negotiate in good faith a mutually agreeable amendment to an existing Qwest Agreement or new services agreement.

3.  TERM; TERMINATION.

3.1 The term of this Master Agreement shall commence on the Effective Date and remain in effect for five and one-half (5.5) Annual Periods (as defined
herein) (the "Initial Term").   After the expiration of the Initial Term,
this Master Agreement shall continue so long as a Services Agreement remains in effect unless and until terminated by either Party (the Initial Term and any extension by way of existing Services Agreement shall be collectively referred to as the "Term"). As used herein, "Annual Period" shall refer to:
(i) the twelve (12) consecutive month period commencing on the Effective Date of this Agreement ("First Annual Period"); and (ii) to each subsequent twelve


                                           ***Text Omitted and Filed Separately
                                               Confidential Treatment Requested
                                         Under 17 C.F.R. SECTIONS 200.80(b)(4),
                                                           200.83 and 240.24b-2


DJS/Jato                          Page 2 of 6                          02/09/00
                               QWEST CONFIDENTIAL

(12) month period of the Term commencing on the anniversary date of the First Annual Period (the last 6 month period of the Initial Term shall also be deemed an Annual Period).

3.2 In addition to any other termination remedies set forth in the Qwest Agreements, Jato may terminate: (i) the Master Agreement (but not the Equity Agreement) prior to the expiration of the Initial Term if Jato has attained its twenty-five million ($25,000,000.00) Usage Minimum (as defined below) and has satisfied in full all minimum facility service terms associated with the Qwest Services; or (ii) a Qwest Agreement prior to the expiration of the such Qwest Agreement if Jato attains the minimum revenue commitment associated with such Qwest Agreement(s) and has satisfied in full all minimum facility service terms associated with the Qwest Services. Qwest may terminate the Jato Agreement in accordance with its terms. A Party wishing to terminate any agreement hereunder must give the non-terminating Party thirty (30) calendar days prior written notice of the intended date of such termination.

4.  USAGE COMMITMENTS.

4.1 USAGE MINIMUM; ANNUAL REVENUE SHORTFALL CHARGE. Jato shall pursuant to the terms and conditions of the Qwest Agreements and this Master Agreement, purchase Qwest Services during the Initial Term of at least twenty-five million dollars ($25,000,000.00) ("Usage Minimum"), which is calculated as having a present value of sixteen million dollars ($16,000,000.00) (the "PV Usage Minimum"), which amount shall be paid to Qwest *** in accordance with
Section 5. Jato shall purchase Qwest Services in accordance with the total amount of revenue commitments ("Annual Totals") at the Annual Period milestones set forth in Table 4.1 below:

Table 4.1  Usage Minimums for Qwest Services.
---------------------------------------------------------------------------------------------------------------------
                                                            Annual Period
---------------------------------------------------------------------------------------------------------------------
                      # 1            # 2           # 3           # 4           # 5           # 6
Service           Months 0-12   Months 13-24  Months 25-36   Months 37-48  Months 49-60   Months 61-66      Totals
---------------------------------------------------------------------------------------------------------------------
Backbone
Transport                 ***            ***            ***            ***           ***            ***           ***
---------------------------------------------------------------------------------------------------------------------
Frame Relay               ***            ***            ***            ***           ***            ***           ***
---------------------------------------------------------------------------------------------------------------------
IP Services               ***            ***            ***            ***           ***            ***           ***
---------------------------------------------------------------------------------------------------------------------
* Overallotment
 (including
 Metro Backhaul,
 DSL Services,
 and other
 services)                ***            ***            ***            ***           ***            ***           ***
---------------------------------------------------------------------------------------------------------------------
Annual Totals             ***            ***            ***            ***           ***            ***           ***
---------------------------------------------------------------------------------------------------------------------

* Jato's total Actual Usage of Metro Backhaul Services shall not exceed *** during the Initial Term.

If at the end of each Annual Period, Jato's Actual Usage as measured during such Annual Period of the Qwest Services is less than the Annual Total minimum set forth in Table 4.1, Jato will be liable for a shortfall charge equal to the difference between the Annual Total minimum and Jato's aggregate, Actual Usage (as defined herein) invoiced under the Qwest Agreements (the "Annual Shortfall Charge"). (By way of example, and not limitation, if Jato's aggregate, Actual Usage at the end of the second Annual Period is ***, Jato will be liable for an Annual Shortfall Charge in the amount of *** (calculated as ***)). Qwest shall, within a reasonable period of time after the conclusion of the Annual Period and upon thirty (30) calendar days written notice to Jato, reduce the Prepayment Amount by an amount equal to the Annual Shortfall Charge, or alternatively if the remaining Prepayment Amount is insufficient to cover the full amount of the Annual Shortfall Charge, invoice Jato for the Annual Shortfall Charge.

4.2 ACTUAL USAGE OF SPECIFIC SERVICES DOES NOT MEET EXPECTATIONS AT THE END OF THE INITIAL TERM. If at the end of the Initial Term, Jato's Actual Usage (as defined herein) of any of the specific Qwest Services (except Metro Backhaul services) is less than the Usage Minimum set forth in Table 4.1, Qwest will invoice Jato at the conclusion of the Initial Term for the Services Shortfall Charge (as defined herein) and Jato shall be liable for and pay the Services Shortfall Charge within thirty (30) calendar days of after receipt of Qwest's invoice. The Services Shortfall Charge shall be an amount equal to the difference between the Usage Minimum and the Actual Usage invoiced


                                           ***Text Omitted and Filed Separately
                                               Confidential Treatment Requested
                                         Under 17 C.F.R. SECTIONS 200.80(b)(4),
                                                           200.83 and 240.24b-2


DJS/Jato                          Page 3 of 6                          02/09/00
                               QWEST CONFIDENTIAL
under the Qwest Agreement for specific Qwest Services, in addition to being liable for the payment of unpaid Actual Usage charges (if any). "Actual
Usage" shall mean all recurring charges, usage charges and other qualifying charges applicable to the Qwest Services accruing to Jato's account under the Qwest Agreements, before application of all eligible discounts and excluding all taxes, surcharges, fees and other amounts owing for or related to, credits, uncollectable Jato charges, pass-through charges, installation charges, local loops and any other charges expressly excluded in the applicable Qwest Agreements. (By way of example, and not limitation, if Jato's aggregate, Actual Usage of Frame Relay Services at the end of the Initial Term is ***, Jato will be liable for a Services Shortfall Charge in the amount of *** (calculated as ***)).

4.3   JATO TERMINATES QWEST SERVICE OR AN AGREEMENT FOR CAUSE.

If Jato terminates a Qwest Service or a Qwest Agreement for "cause" (as described in the Qwest Agreements) prior to the end of the Initial Term and prior to the satisfaction of the Usage Minimum during each of the Annual Periods, the amount of revenue associated with the terminated Qwest Service(s) or Qwest Agreement(s), as the case may be (collectively, the "Terminated Revenue"), shall be reallocated on a pro rata basis amongst the non-terminated Qwest Services. If as a result of terminating the Qwest Service(s) or the Qwest Agreement(s), Jato is unable to meet its Usage Minimum in any given Annual Period set forth in Table 4.1, Qwest shall reduce Jato's Usage Minimum accordingly for such Annual Period by the amount of the Terminated Revenue.

4.4   JATO TERMINATES AN AGREEMENT FOR CONVENIENCE OR QWEST TERMINATES FOR
CAUSE.

If Jato terminates the Qwest Agreements for "convenience" (i.e., for any reason other than "cause" as described in the Qwest Agreements) or Qwest terminates the Qwest Agreements for "cause" (as described in the Qwest Agreements) prior to the end of the Initial Term and prior to the satisfaction of the Usage Minimum during each of the Annual Periods, Jato shall pay to Qwest upon termination an amount equal to: (i) the Shortfall Charge for the terminated Qwest Services during the Annual Period in which the Qwest Agreement is terminated; plus (ii) the Usage Minimum for the terminated Qwest Services for each additional Annual Period remaining in the Initial Term, in addition to being liable for the payment of unpaid Actual Usage charges (if any). (By way of example, and not limitation, if Jato terminates the Frame Relay Services of the Wholesale Agreement for convenience during month fifty (50) of the Initial Term (i.e., Annual Period #5) and has had *** of Actual Usage in Frame Relay Services as of the effective date of such termination, Jato shall be liable for and pay an amount equal to ***, which is calculated as follows: (i) *** (which is the Shortfall Charge for the current Annual Period, calculated as the difference between the Frame Relay Usage Minimum of *** minus the Frame Relay Actual Usage of ***), plus (ii) *** (which is the Usage Minimum for the terminated Frame Relay Services for the remaining Annual Period (i.e., Annual Period #6) of the Initial Term.)

5.  PREPAYMENT.

5.1 Subject to the completion of Jato's IPO, Jato shall prepay Qwest, within ten (10) business days after Jato's IPO, sixteen million dollars ($16,000,000.00) (the "Prepayment Amount") to be applied against the purchase of Qwest Services under the Wholesale Agreement and IP Agreement (and any other Qwest Service Agreement(s) between the Parties), calculated as having a value of twenty-five million dollars ($25,000,000.00) over the Initial Term. Qwest shall not be liable to pay Jato any accrued interest on the Prepayment Amount, provided however, that interest shall accrete on the Outstanding Prepayment Balance Amount monthly (the "Accretion Interest"), such Accretion Interest shall be calculated at an annual accretion rate of *** percent (the "Accretion Rate"), and be added to the Prepayment Amount. Accretion will not commence until after Qwest receives the Prepayment Amount. Upon Qwest calculating Jato's monthly interest accretion, Qwest shall invoice Jato monthly for Jato's use of the Qwest Services and, upon thirty (30) days after the date of such invoice, decrease the Prepayment Amount by the undisputed amount of Qwest's invoice. Pursuant to Section 4 herein, any undisputed shortfall charges or early termination fees set forth in this Master Agreement or any Qwest Agreement may be applied against and drawn down from the Prepayment Amount, so long as Qwest gives Jato thirty (30) calendar days prior written notice and other detailed written documentation supporting such charges or fees. So long as the Prepayment Amount has not been fully drawn down by Qwest, Qwest shall not be entitled to: (i) suspend the Qwest Services or terminate the Qwest Agreements for non-payment of any invoices; or (ii) request additional security pursuant to Section 6.3 of the


                                           ***Text Omitted and Filed Separately
                                               Confidential Treatment Requested
                                         Under 17 C.F.R. SECTIONS 200.80(b)(4),
                                                           200.83 and 240.24b-2


DJS/Jato                          Page 4 of 6                          02/09/00
                               QWEST CONFIDENTIAL

Wholesale Agreement. Once the Prepayment Amount has been fully exhausted, Jato shall be responsible for paying its Qwest invoices in accordance with the "payment" sections of the Qwest Agreements.

5.2 Until Jato prepays the Prepayment Amount or if, during the Initial Term, the aggregate amount of the Qwest invoices exceeds the Prepayment Amount, Qwest shall invoice Jato monthly for Jato's use of the Qwest Services for the balance of the Initial Term, and Jato shall be responsible for paying such invoices in accordance with the "payment" sections of the Qwest Agreements. The Parties shall each submit detailed quarterly reports indicating, among other things, the amount of Jato's Actual Usage, Usage Minimum, the Prepayment Amount, and interest accretion (although the failure of Qwest to submit or demand such report shall not be deemed a default or any waiver of any right hereunder).

5.3 Until Jato consummates its IPO, the provisions set forth in Section 5.1 shall not apply, and Qwest shall invoice Jato for Qwest Services used by Jato in the manner set forth in the Qwest Agreements, and Jato shall be responsible for complying with all of the payment provisions contained in the Qwest Agreements. The failure of Jato to consummate its IPO shall not relieve Jato of any of its obligations hereunder (except that Jato shall not be responsible for providing the Prepayment Amount to Qwest). All Qwest Services purchased by Jato, whether pre-Jato IPO or post-Jato IPO, shall count towards and contribute to the Usage Minimums. Upon consummation of the US West Merger, the Parties shall negotiate in good faith and execute amendment(s) to an existing Qwest Agreement and/or new services agreement(s), such that, any backbone transport, DSL services, frame relay services, IP services, and metro backhaul services purchased thereafter from US West by Jato shall count towards and contribute to the Usage Minimums, subject to the Metro Backhaul cap of *** set forth in Section 4.1.

6.  CONFIDENTIALITY.

Neither Party shall make any disclosure of this Master Agreement, the Services Agreement, or the transactions contemplated hereby without first obtaining the written approval of the other Party, except to the extent that additional disclosure may be required by law, in which case, the Party required to make such disclosure will give the other Party prior notice thereof. The provisions of this paragraph shall be binding upon the Parties and shall survive any termination of this Master Agreement, any or all of the Service Agreements, or any other agreement between the Parties and shall remain in effect for a period of twelve (12) months following conclusion of the Term. The Parties agree that they will not make public announcements (i.e., other than to a Party's advisors) or issue press releases regarding this Master Agreement or the transactions contemplated hereunder without the prior written consent of the other Party.

7.   QWEST AFFILIATE.

For purposes of this Agreement, Qwest shall be considered to include any "Qwest Affiliate," where a "Qwest Affiliate" shall mean any entity: (i) which controls, is controlled by, or is under common control with Qwest; or (ii) in which Qwest owns an equity interest of not less than ***.

8.   MISCELLANEOUS.

(a) Any dispute relating to this Master Agreement shall be submitted for binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association and judgment on any award entered therein may be entered in any court of competent jurisdiction. The venue for any such arbitration shall be Denver, Colorado.

(b) In the event that any portion of this Master Agreement is held to be unenforceable, the unenforceable portion shall be construed as nearly as possible to reflect the original intent of the Parties and the remainder of the provisions shall remain in full force and effect.

(c) A Party's failure to insist upon strict performance of any provision of this Master Agreement shall not be construed as a waiver of any of its rights hereunder.


                                           ***Text Omitted and Filed Separately
                                               Confidential Treatment Requested
                                         Under 17 C.F.R. SECTIONS 200.80(b)(4),
                                                           200.83 and 240.24b-2


DJS/Jato                          Page 5 of 6                          02/09/00
                               QWEST CONFIDENTIAL

(d) Each Party hereto is an independent contractor. Nothing in this Master Agreement shall constitute or create a joint venture, partnership, or any other similar arrangement between Jato and Qwest. Neither Party is authorized to act as agent or bind the other Party except as expressly stated in this Master Agreement.

(e) Notwithstanding anything to the contrary herein, in no event shall a Party shall be liable to the other for any direct, indirect, consequential, exemplary, special, incidental or punitive damages, or for any lost profits of any kind or nature whatsoever, even if foreseeable, arising out of or resulting from the failure to finalize or execute any or all of the Services Agreements, even if the Party has been advised, knew or should have know of the possibility of such damages.

(f) Subject to and without limiting any express assignment rights set forth in the Equity Agreement or the Services Agreements, Jato shall not assign this Master Agreement without first obtaining the prior written consent of Qwest, which consent shall not be unreasonably withheld or delayed.

(g) This Master Agreement will be governed by and interpreted under the laws of the State of New York, without giving effect to applicable conflicts of law principles. Any cause of action Jato may have with respect to the Services must be commenced within one (1) year after the claim or cause of action arises or such claim or cause of action is barred. In any proceeding to enforce the terms of this Master Agreement, the Party prevailing shall be entitled to recover all of its expenses, including, without limitation, reasonable attorney's fees.

(h) Each Party will bear its own expenses in connection with this Master Agreement, including the Service Agreements.

(i) The terms and conditions contained in a specific Service Agreement shall apply only to and within that Service Agreement. In the event of any conflict between any or all of the terms and conditions contained in a specific Service Agreement and this Master Agreement, the terms and conditions contained in a specific Service Agreement shall prevail and be the definitive guide to interpretation of the intent and rights and obligations of the Parties; provided, however, the provisions of Sections 2.1, 2.4, 3.1, 3.2, 4.1, 4.2, 4.3, 4.4, 5.1, 5.2 and 5.3 of this Master Agreement shall supplement and prevail, to the extent inconsistent, those similar terms contained in a specific Service Agreement.

(j) This Master Agreement, including the Service Agreements which are referenced herein, constitutes the entire agreement between Jato and Qwest with respect to the Services. This Master Agreement may only be amended in a written agreement executed by authorized representatives of both Parties hereto.

The rights of Qwest set forth in this Master Agreement shall inure to Qwest and all of its affiliates. The Parties have caused this Agreement to be executed and warrant that their respective signatories are authorized to execute this Agreement as of the Effective Date.

QWEST COMMUNICATIONS CORPORATION       JATO COMMUNICATIONS CORP.

By: /s/ Augie Cruciotti                By: /s/ William D. Myers
   -----------------------------          -----------------------------
Augie Cruciotti                        William D. Myers
Senior Vice President                  Chief Financial Officer
Date: 02/09/00                         Date: 02/09/00
     ---------------------------            ---------------------------




DJS/Jato                          Page 6 of 6                          02/09/00
                               QWEST CONFIDENTIAL